EXHIBIT 6.0

                                 PROMISSORY NOTE

$425,000.00                                            Warren County, New Jersey

Six Percent (5.0%)                                     April 14, 1999


         FOR VALUE RECEIVED, the undersigned and maker of this Note, R-TEC TECHNOLOGIES, INC. promises to PAY TO THE ORDER OF MURIEL KAISER at the address of 10110 Boynton Place Circle, Boynton Beach, Florida 33437 (the "holders") the sum of Four Hundred Twenty Five Thousand Dollars ($425,000.00) plus two (2%) percent of the Companies net profits for three (3) years from the date of commencement of operations.

         $425,000.00 will be paid to the holder within thirty (30) days of the completion of the makers Initial Public Offering. The holders will be entitled to two (2%) percent of the net profits of the maker for its first three (3) years from the date of commencement of operations.

         ADDRESS OF MAKER: The undersigned represents and warrants that the undersigned is located at 61 Mallard Drive, Allamuchy, New Jersey, and agrees to notify the holder of any change of residence within 10 days of such change.

         WAIVERS: The undersigned hereby waives (1) presentment, demand, protest, notice of dishonor and/or protest and notice of nonpayment; (2) the right, if any, to the benefit of, or to direct the application of, any security hypothecated to the holder until all indebtedness of the undersigned to the holder, howsoever arising, shall have been paid; and (3) the right to require the holder to proceed against or to pursue any remedy against any party other than the undersigned.

         INSOLVENCY: It is agreed that if the undersigned, at any time fail in business or become insolvent, or commit an act of bankruptcy, or if any deposit account or other property of the undersigned be attempted to be obtained or held by writ of execution, garnishment, attachment or other legal process, or if any assessment for taxes against the undersigned other than taxes on real property, is made by the federal or state government, or any department thereof, or if the undersigned fails to notify the holder of any material change in its financial condition, then in such case all of the obligations of the undersigned shall, at the option of the holder, become due and payable immediately without demand or notice.

         If the maker does not have any net  profits  in any of the first  three
(3) years, then no such additional payment will be made. There will be no carry forward of profits. The holders have given up all rights, title and interest in the Patent once the $425,000.00 is paid.

         WARRANTY OF RECEIPT OF VALUE: The undersigned does hereby expressly represent and warrant to the holder with the intent that the holder rely on such representation and warranty as a specific inducement to the making of this instrument, that the undersigned have received full value for this note.

         ASSIGNABILITY: This note shall be assignable only by the holder provided that such assignment shall not impair or enlarge the obligations of the undersigned. The undersigned shall not assign obligations under this note to any third party without the written consent of the holder.

         LAW GOVERNING: This Promissory Note shall be governed by the laws of the State of New Jersey and the undersigned do hereby voluntarily submit generally to the jurisdiction of the courts of New Jersey should it become necessary for the holder hereof to enforce any of his rights under the terms hereof.

         DEFAULT: The maker also agrees to pay all costs and expenses incurred by the holder hereof, including all reasonable attorneys' fees for the collection of this Note and the indebtedness evidenced hereby, or the enforcement of the holder's rights hereunder or under any other instruments creating any collateral security or guaranty now or hereinafter given to secure this loan.

         The maker acknowledges that the $425,000.00 or otherwise due the holders of this Note arose from the sale of a Patent on April 14, 1999.

         ACCELERATION: The maker further agrees that if the Corporation is subsequently sold or transferred, all payments due and owing under this Note will become due at the time of the subsequent sale.


Attested:                                      R-TEC TECHNOLOGIES, INC.


                                               By:       /s/              L.S.
-----------------------                             --------------------------
                                                    MARC M. SOCLA, ESQ.
                                                    Vice President and
                                                    General Counsel


Dated: April 14, 1999                               Dated: April 14, 1999


                                               By:       /s/
-----------------------                             --------------------------
                                                    PHILIP LACQUA
                                                    President